CALCULATION OF REGISTRATION FEE

Title of each Class of Securities Offered	Maximum Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock (Par Value $1.00 Per Share)	4,485,000	$54.00	$242,190,000	$33,034.72

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and reflects the potential additional issuance of shares of Common Stock pursuant to an over-allotment option.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-188082

PROSPECTUS    SUPPLEMENT

(To prospectus dated April 23, 2013)

3,900,000 Shares

UMB FINANCIAL CORPORATION

Common Stock

We are offering 3,900,000 shares of our common stock.

Our shares trade on the NASDAQ Global Select Market under the symbol “UMBF.” On September 10, 2013, the last sale price of the shares as reported on the NASDAQ Global Select Market was $55.37 per share.

Investing in the common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2012.

	Per Share	Total
Public offering price	$54.00	$210,600,000
Underwriting discount	$2.295	$8,950,500
Proceeds, before expenses, to us	$51.705	$201,649,500

The underwriters may also exercise their option to purchase up to an additional 585,000 shares from us at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares are expected to be ready for delivery on or about September 16, 2013.

Sole Book Running Manager

BofA Merrill Lynch

Co-Manager

Wells Fargo Securities

The date of this prospectus supplement is September 10, 2013.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may file with the Securities and Exchange Commission (“SEC”) in connection with this offering. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Regardless of the time of delivery of this prospectus supplement or any share of our common stock, you should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the date on the front of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, as applicable, or for information incorporated by reference, as of the date of that information. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where the offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to be investment, legal, tax, business, financial or other advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. We are not making any representation to you regarding the legality of an investment in our common stock by you under applicable investment or similar laws.

References to “we,” “us,” “our,” “UMB” or the “Company” refer to UMB Financial Corporation, and not to UMB Financial Corporation’s subsidiaries or to UMB Financial Corporation and its subsidiaries, unless the context otherwise requires (which is the case, for example, in the “Cautionary Notice about Forward Looking Statements”). When we refer to our “Articles of Incorporation,” we mean UMB Financial Corporation’s Restated Articles of Incorporation as amended and restated. When we refer to our “By-Laws,” we mean UMB Financial Corporation’s By-Laws as amended. The term “you” refers to a prospective investor in the common stock offered hereby.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations.

This prospectus supplement, the accompanying prospectus, and any related free writing prospectus, including any information incorporated by reference herein and therein, contain forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements include:

•	local, regional, national, or international business, economic, or political conditions or events;

•	changes in laws or the regulatory environment, including as a result of recent financial-services legislation or regulation;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by central banks or supranational authorities;

•	changes in accounting standards or policies;

•	shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility or changes in interest or currency rates;

•	changes in spending, borrowing, or saving by businesses or households;

•	our ability to effectively manage capital or liquidity or to effectively attract or deploy deposits;

•	changes in any credit rating assigned to us or our affiliates;

•	adverse publicity or other reputational harm;

•	changes in our corporate strategies, the composition of our assets, or the way in which we fund those assets;

•	our ability to innovate, develop, maintain, or market products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

our ability to anticipate the needs of current or future customers, to successfully compete in our chosen business lines, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•	changes in the credit, liquidity, or other condition of our customers, counterparties, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	judicial, regulatory, or administrative investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or our industry;

•	our ability to address stricter or heightened regulatory or other governmental supervision or requirements;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or facilities, including our capacity to withstand cyber-attacks;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls, including our ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, monitoring, or managing positions or risk;

•	our ability to keep pace with changes in technology that affect us or our customers, counterparties, or competitors;

•	mergers or acquisitions, including our ability to integrate acquisitions;

•	our ability to grow revenue, to control expenses, or to attract or retain qualified employees;

•	natural or man-made disasters, calamities, or conflicts, including terrorist events; or

•

other assumptions, risks, or uncertainties described in the management discussion and analysis or the risk factors in any of our annual, quarterly, or current reports, including those described in the section entitled “Risk Factors” in this prospectus supplement or the accompanying prospectus.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that is incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The following information summarizes, and should be read together with, the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus. It does not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as the information incorporated by reference herein and therein, to understand fully the terms of our common stock and other considerations that are important to you in making a decision about whether to invest in our common stock. To the extent that the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should pay special attention to the “Risk Factors” section of this prospectus supplement as well as the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012 and the other documents incorporated by reference herein to determine whether an investment in our common stock is appropriate for you.

About UMB Financial Corporation

We are a diversified financial holding company headquartered in Kansas City, Missouri, that offers our customers banking services, payment solutions, asset servicing and institutional investment management. We own all of the outstanding stock of one commercial bank and several non-bank subsidiaries.

Our commercial bank, UMB Bank, n.a. (the “Bank”), has its principal office in Missouri and also has branches in Arizona, Colorado, Illinois, Kansas, Nebraska and Oklahoma. The Bank offers a full complement of banking services to commercial, retail, government and correspondent bank customers, including a wide range of investment and cash management services and trust services for individuals, estates, businesses, governmental bodies and public authorities.

Our significant non-bank subsidiaries include companies that offer services to mutual funds and alternative-investment entities, and registered investment advisors that offer equity and fixed-income investment strategies to institutions and individual investors. This group of subsidiaries includes the following:

•

UMB Fund Services, Inc. is located in Milwaukee, Wisconsin, Kansas City, Missouri, and Chadds Ford, Pennsylvania, and provides fund accounting, transfer agent, and other services to mutual fund groups. JD Clark & Co., Inc., a subsidiary of UMB Fund Services, Inc., is located in Ogden, Utah, and provides similar services to alternative investment groups.

•

Scout Investments, Inc. is an institutional asset management company located in Kansas City, Missouri. Scout Investments, Inc. offers domestic and international equity investments through its Scout Asset Management Division and fixed-income investments through its Reams Asset Management Division.

We refer you to the documents incorporated by reference into this prospectus supplement, as described in the section “Where You Can Find More Information” in this prospectus supplement, for more information about us and our businesses.

Corporate Information

We were organized as a corporation under the laws of the State of Missouri in 1967. Our common stock trades on The NASDAQ Global Select Market under the symbol “UMBF.” Our executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000. Our website is located at www.umb.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

The Offering

Issuer	UMB Financial Corporation

Securities Offered	We are offering 3,900,000 shares of common stock, par value $1.00 per share (or 4,485,000 shares if the underwriters exercise their option to purchase an additional 585,000 shares of common stock in full).

Shares of Common Stock Outstanding after the Offering	44,566,111 shares of our common stock will be outstanding after this offering (or 45,151,111 shares if the underwriters exercise their option to purchase an additional 585,000 shares of common stock in full). Unless otherwise indicated, information contained in this prospectus supplement regarding the number of shares of our common stock outstanding after this offering does not include (a) shares issuable pursuant to the underwriters’ option to purchase an additional 585,000 shares of common stock and (b) 276,931 shares of common stock underlying outstanding stock options issued under employee benefits and compensation plans as of June 30, 2013.

Net Proceeds	We anticipate that the net proceeds from the offering of our common stock will be $201.1 million (or $231.4 million if the underwriters exercise their option to purchase an additional 585,000 shares of common stock in full), after deducting the underwriting discount and our estimated offering expenses. We anticipate expenses of approximately $500,000, not including the underwriting discount.

Use of Proceeds	We expect to use the net proceeds from the sale of the common stock for general corporate purposes. See “Use of Proceeds.”

NASDAQ Global Select Market Symbol	UMBF

Risk Factors	An investment in our common stock involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

Summary Historical Financial and Other Data

The following consolidated balance sheet data as of December 31, 2012 and 2011 and the following consolidated operating data for each of the three years in the period ended December 31, 2012 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein.

The following consolidated balance sheet data as of June 30, 2013 and the following consolidated operating data for the six-month periods ended June 30, 2013 and 2012 have been derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, incorporated by reference herein. Those unaudited interim consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and, in the opinion of our management, include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the information set forth therein.

Our results of operations and financial condition presented below do not purport to be indicative of our results of operations or financial condition as of any future date or for any future period.

	At and for the Six Months Ended June 30,		At and for the Year Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited, dollars in thousands)		(dollars in thousands, except share and per share data)
Consolidated Operating Data
Interest Income	$170,114	$170,083	$339,685	$343,653	$346,507
Interest Expense	8,304	10,621	19,629	26,680	35,894

Net interest income	161,810	159,462	320,056	316,973	310,613
Provision for loan losses	7,000	9,000	17,500	22,200	31,510

Net interest income after provision for loan losses	154,810	150,462	302,556	294,773	279,103
Noninterest income	234,601	242,527	458,122	414,332	360,370
Noninterest expense	300,689	286,590	590,454	562,746	512,622

Income before income taxes	88,722	106,399	170,224	146,359	126,851
Income tax expense	23,852	30,867	47,507	39,887	35,849

Net income	$64,870	$75,532	$122,717	$106,472	$91,002

Consolidated Balance Sheet Data
Total assets	$15,253,217		$14,927,196	$13,541,398	$12,404,932
Loans held for investment	6,338,921		5,686,749	4,960,343	4,583,683
Loans held for sale	6,693		3,877	10,215	14,414
Securities available-for-sale	6,944,358		6,937,463	6,107,882	5,613,047
Non-interest bearing deposits	4,887,643		4,920,581	3,941,372	2,888,881
Interest-bearing deposits	5,801,388		5,450,450	4,680,125	4,445,798
Time deposits	1,040,719		1,282,334	1,548,414	1,694,062
Total deposits	11,729,750		11,653,365	10,169,911	9,028,741
Federal funds purchased and repurchase agreements	2,157,979		1,787,270	1,950,827	2,084,342
Other borrowings	4,577		5,879	18,529	44,104
Shareholders’ equity	1,226,472		1,279,345	1,191,132	1,060,860

At and for the Six Months Ended June 30,	At and for the Year Ended December 31,
2013	2012	2012	2011	2010
(unaudited, dollars in thousands)	(dollars in thousands, except share and per share data)
Other Financial Data
Income per share
Basic	$1.62	$1.89	$3.07	$2.66	$2.27
Diluted	1.61	1.87	3.04	2.64	2.26
Book value per share	30.20	30.89	31.71	29.46	26.24

Weighted average shares
Basic	39,924,423	40,030,052	40,034,428	40,034,435	40,071,751
Diluted	40,398,037	40,427,111	40,433,367	40,309,957	40,311,675

Selected Financial Ratios
Performance Ratios
Net interest margin	2.53%	2.79%	2.75%	2.94%	3.21%
Return on average assets	0.88%	1.15%	0.92%	0.86%	0.82%
Return on average equity	10.17%	12.36%	9.75%	9.35%	8.53%
Non-interest expense to average earning assets	2.19%	2.34%	4.78%	4.94%	5.02%

Asset Quality Ratios
Net charge-off (recoveries) to average loans	0.23%	0.33%	0.35%	0.51%	0.48%
Reserve for loan losses to loans held for investment	1.13%	1.37%	1.26%	1.45%	1.61%
Reserve for loan losses to non-accrual loans	2.81	x	2.37	x	2.54	x	2.82	x	2.94	x
Non-accrual loans to loans	0.40%	0.58%	0.49%	0.52%	0.55%
Total NPAs to loans plus OREO	0.46%	0.69%	0.56%	0.64%	0.64%

Capital and Liquidity Ratios
Total capital to risk-weighted assets	11.52%	12.59%	11.92%	12.20%	12.45%
Tier 1 capital to risk-weighted assets	10.72%	11.63%	11.05%	11.20%	11.30%
Leverage ratio (Tier 1 to total average assets less goodwill and intangibles)	6.76%	6.92%	6.81%	6.71%	6.56%
Average equity/average assets	8.67%	9.28%	9.40%	9.17%	9.60%
Average net loans/average deposits	51.56%	49.80%	49.91%	49.58%	53.13%

RISK FACTORS

An investment in the common stock involves risks. You should carefully consider the risks and uncertainties described below as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision, including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risks and uncertainties described below or incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties that are not presently known to us or that we currently consider immaterial may also adversely affect us. See “Cautionary Notice about Forward-Looking Statements.” Our business, financial condition, capital, liquidity, results of operations and prospects, as well as our ability to declare and pay dividends on the common stock, could be materially and adversely affected by any of these known or unknown risks or uncertainties. The trading price of the common stock also could decline due to any of these risks or uncertainties, and you may lose all or a part of your investment.

The market price of our common stock may decline after the offering.

The price per share at which we sell our common stock in this offering may be more or less than the market price of the common stock on the date the offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of the common stock purchased in this offering. If the actual purchase price is less than the market price at the time of sale, some purchasers in this offering may be inclined to immediately sell shares of common stock to attempt to realize a profit. Any such sales (or the perception of such sales), depending on the volume and timing, could cause the price of our shares of common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our common stock in this offering will be able to sell shares after the offering at a price that is equal to or greater than their actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in the offering and the timing of any sales of shares of our common stock.

Future sales of our common stock or other securities may dilute the value of or otherwise adversely affect your interest in our common stock.

Our board of directors has the authority, without any vote of our shareholders, to issue shares of our authorized common stock or shares of our authorized preferred stock. In the future, we may issue additional equity or hybrid-equity securities, through public or private offerings, in order to raise additional capital. Any such issuance would dilute the percentage of voting and ownership interest of existing shareholders and may dilute the per share book value of our common stock. In addition, option and warrant holders may exercise their options and warrants at times when we would otherwise be able to obtain additional equity capital on more favorable terms. In the case of issuances of our preferred stock, such preferred stock would rank senior to your interest. The market price of the shares of common stock could decline as a result of the issuance of equity or hybrid-equity securities after this offering or the perception that such issuances could occur.

The shares of common stock are equity and are subordinate to our existing and future indebtedness and preferred stock.

The shares of common stock are our equity interests and do not constitute indebtedness or deposits insured by the FDIC or any other government agency. As such, the shares of common stock will rank junior to all of our existing and future indebtedness and other liabilities and our preferred stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, we may not have sufficient funds to make any distributions to holders of our common stock. In addition, our existing and future indebtedness and any preferred stock we issue may prohibit or otherwise restrict payment of dividends on the shares of common stock.

Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of our common stock, (1) dividends are payable only when, as and if declared by our board of directors or a duly authorized committee of the board and (2) as a corporation, we are subject to restrictions on the payment of dividends and liquidating distributions only out of legally available assets. Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations as described below in “Risk Factors—Although we have paid cash dividends on shares of our common stock in the past, we may not pay cash dividends on shares of our common stock in the future, and our ability to pay dividends on such shares may be limited by federal regulatory considerations and the results of operations of our subsidiaries.”

We are not required to declare dividends on the common stock.

Dividends on shares of our common stock are discretionary. Holders of the common stock will only be entitled to receive dividends when, as and if declared by our board of directors or a duly authorized committee of the board out of legally available assets. If we do not declare and pay dividends on the common stock, the market price of your shares of common stock may decline.

Although we have paid cash dividends on shares of our common stock in the past, we may not pay cash dividends on shares of our common stock in the future, and our ability to pay dividends on such shares may be limited by federal regulatory considerations and the results of operations of our subsidiaries.

Although we have a history of paying dividends to our common shareholders, there can be no assurance that we will continue to pay dividends on our common stock.

We are a bank holding company that conducts substantially all of our operations through the Bank and our non-bank subsidiaries. As a result, our ability to make dividend payments on our common stock depends primarily upon the receipt of dividends and other distributions from our subsidiaries.

There are various regulatory restrictions on the ability of the Bank to pay dividends or make other payments to us. In particular, federal banking laws regulate the amount of dividends that may be paid to us by the Bank without prior approval.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulatory capital and liquidity standards known as Basel III could adversely affect the ability of the Bank to pay dividends to us and our ability to pay dividends on our common stock. The final Basel III capital standards issued by the Federal Reserve provide that cash dividends on common equity tier 1 capital must be paid out only from our net income, retained earnings, or surplus related to common stock. These standards also introduce a new capital conservation buffer, which could limit our and the Bank’s ability to make capital distributions if specified risk-based capital ratios are not maintained. The Federal Reserve Board or the Office of the Comptroller of the Currency could use other supervisory authorities as well, which have been supplemented by the Dodd-Frank Act, to restrict dividends or other distributions that we or the Bank may propose to make.

Payments to us by the Bank and our non-bank subsidiaries also will be contingent upon those subsidiaries’ results of operations, liquidity, capital, financial condition and business considerations, and any contractual restrictions and other prohibitions to which they may be subject. Furthermore, our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus your ability as a holder of shares of common stock to benefit indirectly from such a distribution, will be subject to the prior claims of the applicable subsidiary’s creditors (including, in the case of the Bank, the FDIC and the Bank’s depositors) and any preferred equity holders. Even if we were a creditor of any of these subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of the subsidiaries and any indebtedness of the subsidiaries senior to that held by us and could be subordinated for other reasons.

General market conditions and unpredictable factors could adversely affect market price of the shares of common stock.

There can be no assurance about the market price of the shares of common stock. Several factors, many of which are beyond our control, will influence the market price of the shares of common stock. Factors that might influence the market price of the shares of common stock include:

•	whether we skip or are likely to skip dividends on the common stock from time to time;

•	our creditworthiness, regulatory capital levels, operating performance, liquidity, financial condition and prospects;

•	the ratings provided by credit ratings agencies in respect of us or any securities we may issue;

•	our issuance of additional equity and the rank of such equity relative to the common stock;

•	interest rates, generally, and expectations regarding changes in rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	the market for similar bank holding company securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or our subsidiaries or the financial markets generally.

Accordingly, the shares of common stock that an investor purchases, whether in this offering or in any secondary market that may exist, may trade at a discount to their cost, and their value may fluctuate, potentially in a significant way, from time to time.

Ownership of our common stock may have regulatory implications for holders thereof arising from the regulations we are subject to.

The shares of our common stock are considered “voting securities” for purposes of the Bank Holding Company Act of 1956, as amended (the “BHCA”). A holder of 25% or more of our common stock, or a holder of a lesser percentage of our common stock that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then-outstanding common stock, (b) any holder (or group of holders acting in concert) may need regulatory approval to retain 10% or more of our common stock, and (c) any person or group of persons may be deemed to acquire “control shares,” as defined in the Missouri statutes, and any such “control shares” would lose voting rights, unless certain shareholder approval is obtained. A holder or group of holders may also be deemed to control us if they own 25% or more, or in some cases, one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of shares of our common stock should consult their own counsel with regard to regulatory implications.

Holders of shares of common stock may not be entitled to the dividends-received deduction.

Distributions paid to corporate U.S. holders of shares of common stock may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the shares of common stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the shares of common stock with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the liquidity and market price of the shares of common stock may decline.

Our executive officers, directors, and large shareholders own a substantial percentage of our common stock, which may enable them to exercise significant influence over us and our business.

As of December 31, 2012, our executive officers, directors, largest shareholder (who is a retired former executive officer and former director), and their affiliates beneficially owned an aggregate of approximately 8.1 million shares, or 20.0%, of our common stock. We also anticipate granting our executive officers and directors additional shares of common stock or options to purchase additional shares of common stock in the ordinary course of business in the future, which would further increase their beneficial ownership interest in us. As a result, in addition to management or oversight roles, our executive officers, directors, and largest shareholder will be able to exercise significant influence over us and our business as shareholders, including the election of our board of directors and the authorization of other corporate actions (such as mergers or acquisitions) requiring shareholder approval. The interests of our executive officers, directors, and largest shareholder may differ from those of other shareholders and are sizeable enough to affect whether some corporate actions (such as mergers or acquisitions) will be approved. In addition, as of December 31, 2012, our next three largest shareholders and their affiliates beneficially owned an aggregate of approximately 7.6 million shares, or 18.7%, of our common stock. These shareholders also may exercise significant influence over us and our business as shareholders and may have interests that differ from those of other shareholders.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount and our estimated offering expenses, are expected to be approximately $201.1 million (or approximately $231.4 million if the underwriters exercise their option to purchase additional shares of common stock in full). We intend to use the net proceeds from the sale of the shares of common stock for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization and capital ratios as of June 30, 2013:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of 3,900,000 shares of common stock offered hereby (assuming the underwriters’ option to purchase additional shares is not exercised).

The following data should be read together with our unaudited consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2013
	Actual	As adjusted
	(dollars in thousands)
Capitalization
Long-term debt	$4,063	$4,063
Shareholders’ Equity:
Common stock, par value $1.00 per share; 80,000,000 shares authorized; 55,056,730 shares issued and 40,610,316 shares outstanding on an actual basis and 55,056,730 shares issued and 44,510,316 shares outstanding on an as adjusted basis	55,057	55,057
Capital surplus	736,456	858,137
Retained earnings	834,445	834,445
Accumulated other comprehensive income	(22,227)	(22,227)
Treasury stock, 14,446,414 shares on an actual basis and 10,546,414 shares on an as adjusted basis, at cost	(377,259)	(297,790)

Total shareholders’ equity	1,226,472	1,427,622

Total Capitalization	$1,230,535	$1,431,685

Capital Ratios(1):
Total capital to risk-weighted assets	11.52%	13.70%
Tier 1 capital to risk-weighted assets	10.72%	12.90%
Leverage ratio (Tier 1 to total average assets less goodwill and intangibles)	6.76%	8.14%

(1)	Averages are calculated as if the offering was consummated at the beginning of the period for which averages are being computed.

DIVIDENDS

It is the policy of the Board of Governors of the Federal Reserve System that bank holding companies should pay cash dividends on common stock only out of net income available to shareholders over the past year and only if the prospective rate of earnings retention is consistent with the company’s expected capital needs and financial condition. The policy also provides that a bank holding company should not maintain a level of cash dividends that undermines the company’s ability to serve as a source of strength to its banking subsidiaries. In addition, there are certain prohibitions and other restrictions on these payments imposed by other federal banking laws and policies.

The declaration and payment of dividends on our common stock will depend upon our results of operations, financial condition and liquidity, our cash and capital requirements, the general economic and regulatory climate, our ability to service our debt obligations and pay dividends on any preferred stock and other factors deemed relevant by our Board of Directors. We make no assurance that we will pay any dividends on our common stock in the future.

The table below presents information regarding dividends on our common stock during the years ended December 31, 2012 and 2011 and the quarters ended March 31, 2013 and June 30, 2013:

Per share amount
2013
Quarter ended June 30, 2013	$0.215
Quarter ended March 31, 2013	$0.215
2012
Quarter ended December 31, 2012	$0.215
Quarter ended September 30, 2012	$0.205
Quarter ended June 30, 2012	$0.205
Quarter ended March 31, 2012	$0.205
2011
Quarter ended December 31, 2011	$0.205
Quarter ended September 30, 2011	$0.195
Quarter ended June 30, 2011	$0.195
Quarter ended March 31, 2011	$0.195

PRICE RANGE OF COMMON STOCK

Our common stock trades on the NASDAQ Global Select Market under the symbol “UMBF.” On September 10, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $55.37 per share. The following table provides the high and low price per share during the periods indicated, as reported on the NASDAQ Global Select Market.

	High	Low
2013
Quarter ended September 30, 2013 (through September 10, 2013)	$62.20	$55.10
Quarter ended June 30, 2013	$56.14	$46.34
Quarter ended March 31, 2013	$49.42	$43.27
2012
Quarter ended December 31, 2012	$50.12	$40.27
Quarter ended September 30, 2012	$52.61	$46.80
Quarter ended June 30, 2012	$51.57	$42.90
Quarter ended March 31, 2012	$46.33	$37.68
2011
Quarter ended December 31, 2011	$38.53	$30.49
Quarter ended September 30, 2011	$45.81	$31.96
Quarter ended June 30, 2011	$42.76	$36.71
Quarter ended March 31, 2011	$44.35	$37.01

As of September 10, 2013, there were 40,666,111 shares of common stock issued and outstanding. As of September 10, 2013, there were approximately 2,239 shareholders of record.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal U.S. federal income tax consequences relevant to the purchase, ownership and disposition of shares of common stock as of the date hereof. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (“Treasury”) regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect, so as to result in U.S. federal tax consequences different from those discussed below. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes (and investors therein), dealers in securities or currencies, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the shares of common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the shares of common stock as “capital assets”. Each potential investor should consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the shares of common stock.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the shares of common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the shares of common stock should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the shares of common stock.

As used herein, the term “U.S. Holder” means a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. Holder” means a beneficial owner of shares of common stock (other than a partnership) that is not a U.S. Holder.

This summary does not contain a detailed description of all the U.S. federal tax consequences to you in light of your particular circumstances and does not address the recently enacted Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of shares of common stock, you should consult your own tax advisors concerning the U.S. federal tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

Taxation of Dividends

If you are a U.S. Holder, the gross amount of dividends on shares of common stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Such income will be includable in your gross income as ordinary income on the day actually or constructively received by you. Although we expect that our current and accumulated earnings and profits will be such that all dividends paid with respect to the shares of common stock will qualify as dividends for U.S. federal income tax purposes, we cannot guarantee that result. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined for U.S. federal income tax purposes, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of a common share (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the common share), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

Distributions constituting dividend income received by an individual U.S. Holder in respect of the shares of common stock will generally represent “qualified dividend income” that is taxable at the preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. In addition, distributions on the shares of common stock constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction, subject to various limitations. A U.S. Holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.

Dividends that exceed certain thresholds in relation to a U.S. Holder’s adjusted tax basis in the shares of common stock could be characterized as “extraordinary dividends” under the Code. If a U.S. Holder is a corporation that has held the shares of common stock for two years or less before the dividend announcement date and such U.S. Holder receives an extraordinary dividend, such U.S. Holder will generally be required to reduce its tax basis in the shares of common stock with respect to which such dividend was paid by the non-taxed portion of such dividend. If the amount of the reduction exceeds such U.S. Holder’s adjusted tax basis in the shares of common stock, the excess is treated as taxable gain. If an individual or other non-corporate U.S. Holder receives any extraordinary dividends, such U.S. Holder will be required to treat any losses on the sale or exchange of the shares of common stock as long-term capital losses to the extent of any such extraordinary dividends that represent qualified dividend income eligible for the reduced tax rate.

Taxation of Capital Gains

If you are a U.S. Holder, you will generally recognize capital gain or loss on any sale, exchange or other disposition of shares of common stock in an amount equal to the difference between the amount realized for the shares of common stock and your adjusted tax basis in such shares of common stock. Generally, your adjusted tax basis in the shares of common stock generally will be equal to the cost of your shares of common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Medicare Tax.

For taxable years beginning after December, 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Such a U.S. Holder’s net investment income will generally include its dividend income and its net gains from the disposition of shares of common stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in shares of common stock.

Non-U.S. Holders

The following discussion is a summary of certain U.S. federal tax consequences that will apply to you if you are a non-U.S. Holder of shares of common stock. Special rules may apply to certain non-U.S. Holders, such as “controlled foreign corporations,” “passive foreign investment companies,” and certain expatriates, among others, that are subject to special treatment under the Code. Such non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Taxation of Dividends

If you are a non-U.S. Holder of shares of common stock, dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements (generally on an Internal Revenue Service (“IRS”) Form W-8ECI) are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis at applicable individual or corporate tax rates in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of shares of common stock who wishes to claim the benefits of an applicable income tax treaty and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if shares of common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A non-U.S. Holder of shares of common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Taxation of Capital Gains

If you are a non-U.S. Holder, any gain realized on the disposition of shares of common stock generally will not be subject to U.S. federal income tax so long as:

•

the gain is not effectively connected with a trade or business of the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is not attributable to a United States permanent establishment of the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is not present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are not and have not been a “United States real property holding corporation” for U.S. federal income tax purposes, and certain other conditions have been met. We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

If such gain is effectively connected with a U.S. trade or business of a non-U.S. Holder (or if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder), the non-U.S. Holder will be subject to U.S. federal income tax on the net gain derived from the disposition at the applicable individual or corporate rates and, in the case of a non-U.S. Holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If the non-U.S. Holder is a nonresident alien individual, such non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met), the non-U.S. Holder will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S.-source capital losses (even though the non-U.S. Holder is not considered a resident of the United States) for the taxable year, provided that the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Additional Withholding Tax Relating to Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities. The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act, generally referred to as “FATCA,” imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, shares of common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have entered into an intergovernmental agreement with the United States governing these withholding taxes and reporting requirements may be subject to different rules. Final Treasury regulations and IRS guidance provide that the withholding provisions described above will generally apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of shares of common stock on or after January 1, 2017.

Federal Estate Tax

Shares of common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for U.S. federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes (unless an applicable treaty provides otherwise) and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting will apply to dividends in respect of shares of common stock and the proceeds from the sale of shares of common stock that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number (generally on an IRS Form W-9) or certification of other exempt status or fail to report in full dividend and interest income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS. Moreover, the IRS may impose certain penalties on a U.S. Holder who is required to furnish information but does not do so in the proper manner.

Non-U.S. Holders

We must report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. These informational reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. Holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption (such as its corporate status). Dividends subject to withholding of U.S. federal income tax as described under the caption “Non-U.S. Holders—Taxation of Dividends” above will not be subject to backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of shares of common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption (such as its corporate status). Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the shares of common stock if such sale is effected through the foreign office of a broker.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or as a credit against a non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

You should consult your tax advisor regarding the application of the information reporting and backup withholding rules to you.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,315,000
Wells Fargo Securities, LLC	585,000

Total	3,900,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or this offering and the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $1.37 per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$54.00	$210,600,000	$242,190,000
Underwriting discount	$2.295	$8,950,500	$10,293,075
Proceeds, before expenses, to us	$51.705	$201,649,500	$231,896,925

The expenses of this offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 585,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors and our largest shareholder have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of the representative. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock,

•	file or cause to be filed any registration statement related to our common stock, or

•

enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the representative waives in writing such extension.

Nasdaq Global Select Market Listing

The shares of common stock are listed on the Nasdaq Global Select Market under the symbol “UMBF.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(c)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Certain legal matters in connection with the offering and sale of the shares of common stock will be passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from UMB Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of UMB Financial Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus supplement and the accompanying prospectus by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document that is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement or the accompanying prospectus (in each case, if dated later than such incorporated document) or information we later, but prior to the termination of this offering, file with the SEC modifies or replaces that information.

The documents listed below have been filed by us under the Exchange Act (File No. 000-04887) and are incorporated by reference in this prospectus supplement and the accompanying prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2012 (including information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive Proxy Statement on Schedule 14A filed on March 13, 2013);

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013; and

3.	Our Current Reports on Form 8-K filed on January 23, 2013 (with respect to Item 8.01 only); February 15, 2013; April 24, 2013; April 26, 2013 (as amended on May 14, 2013); July 11, 2013; July 24, 2013 (with respect to Item 8.01 only) and September 5, 2013.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus supplement and prior to the termination of this offering are incorporated by reference in this prospectus supplement and the accompanying prospectus.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

Our SEC filings also are available on our Internet website at www.umb.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

PROSPECTUS

UMB Financial Corporation

Common Stock, Preferred Stock, Depositary Shares, Warrants and Debt Securities

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares representing preferred stock;

•	warrants; or

•	debt securities which may be either senior debt securities or subordinated debt securities.

We refer to the common stock, preferred stock, depositary shares, warrants and debt securities collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in supplements to this prospectus or other offering materials. You should read this prospectus, the applicable prospectus supplement and other applicable offering materials carefully before you invest.

The securities may be sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on a continuous or delayed basis. If any agent, dealer or underwriter is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in a prospectus supplement or other offering materials. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Global Select Market under the symbol “UMBF”. The last reported sale price of our common stock on the NASDAQ on April 18, 2013 was $46.72 per share.

Investing in these securities involves certain risks. See the “Risk Factors” section on page 4 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any offering material relating to any specific offering, and in other information that we file with the Securities and Exchange Commission which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is located at 1010 Grand Boulevard, Kansas City, Missouri 64106, and the telephone number is (816) 860-7000.

The date of this prospectus is April 23, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-             ) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” prior to investing.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable supplement to this prospectus or any other applicable offering materials. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus or any other applicable offering materials as if we had authorized it. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor does this prospectus, any accompanying prospectus supplement or any other applicable offering materials constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation and its subsidiaries. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (File No. 000-04887) and are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2012 (including, if applicable, information specifically incorporated by reference into our Form 10-K from our definitive proxy statement and annual report to stockholders).

2.	Our Current Reports on Form 8-K filed on February 15, 2013, and April 10, 2013.

3.	The description of our common stock included in Amendment No. 1 on Form 8 to our General Form for Registration of Securities on Form 10 dated March 5, 1993, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

Our SEC filings also are available on our Internet website at www.umb.com. Information other than SEC filings on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus and our reports filed under the Exchange Act and incorporated by reference in this prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	Changes in interest rates could affect our results of operations;

•	General economic conditions could materially impair our customers’ ability to repay loans, harm operating results and reduce the volume of new loans;

•

General economic conditions, such as a stock market decline, could materially impair the number of investors in the equity and bond markets, the level of assets under management and the demand for other fee-based services;

•	We are subject to extensive regulation in the jurisdictions in which we conduct business;

•	Reliance on systems, employees and certain counterparties, and certain failures, including as a result of cyber attacks, could adversely affect our operations;

•	If we do not successfully handle issues that may arise in the conduct of our business and operations, our reputation could be damaged, which could in turn negatively affect our business;

•	We face strong competition from other financial services firms, which could lead to pricing pressures that could materially adversely affect our revenue and profitability;

•	Our framework for managing risks may not be effective in mitigating risk and loss to us;

•	Liquidity is essential to our business and we rely on the securities market and other external sources to finance a significant portion of our operations;

•	Inability to hire or retain qualified employees could adversely affect our performance;

•	Changes in accounting standards could impact our reported earnings; and

•	We are subject to a variety of litigation which may affect our business, operating results and reputation.

You should consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

RISK FACTORS

An investment in our securities involves certain risks. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any offering material relating to any specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

THE COMPANY

UMB was organized as a corporation in 1967 under Missouri law for the purpose of becoming a bank holding company registered under the Bank Holding Company Act of 1956. In 2001, UMB elected to become a financial holding company under the Gramm-Leach-Bliley Act of 1999. The Company owns all of the outstanding stock of one commercial bank and 21 other subsidiaries.

The commercial bank is engaged in general commercial banking business. The subsidiary bank, UMB Bank, n.a. (the “Bank”), whose principal office is in Missouri, also has branches in Arizona, Colorado, Illinois, Kansas, Nebraska and Oklahoma. The Bank offers a full range of banking services to commercial, retail, government and correspondent bank customers. In addition to standard banking functions, the Bank provides commercial and retail banking services including investment and cash management services and a full range of trust activities for individuals, estates, business corporations, governmental bodies and public authorities. The Company formerly had four subsidiary banks, UMB Bank, n.a., UMB Bank Colorado, n.a., UMB National Bank of America, n.a., and UMB Bank Arizona, n.a. These subsidiary banks were merged into the lead subsidiary bank, UMB Bank, n.a., effective on December 31, 2012.

The significant non-banking subsidiaries of the Company include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance and registered investment advisors offering equity and fixed income investment strategies for institutions and individual investors. The Company’s products and services are grouped into four segments, Bank, Payment Solutions, Institutional Investment Management, and Asset Servicing.

UMB Fund Services, Inc., located in Milwaukee, Wisconsin, Kansas City, Missouri and Boston, Massachusetts, provides fund accounting, transfer agent, and other services to mutual fund groups. In addition, JD Clark & Co., Inc., a subsidiary of UMB Fund Services, Inc., located in Ogden, Utah and Media, Pennsylvania provides similar services to alternative investment groups.

Scout Investments, Inc. is an institutional asset management company located in Kansas City, Missouri. Scout Investments, Inc. offers domestic and international equity investments through its Scout Asset Management Division and fixed income investments through its Reams Asset Management Division.

Prairie Capital Management, LLC, headquartered in Kansas City, Missouri, is a wealth management consulting firm and serves as investment manager to proprietary pooled investment vehicles, including traditional diversified equity funds, hedge funds, and private equity funds. Prairie Capital has branch offices in Illinois, Colorado, and Pennsylvania.

Our executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, UMB intends to use the net proceeds from any sale of common stock, preferred stock, depositary shares, warrants or debt securities under this prospectus for general business purposes. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials.

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents our ratio of earnings to fixed charges. The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, “earnings” is the sum of income from continuing operations plus fixed charge. “Fixed charges” consist of total interest expense, including and excluding interest on deposits. During these periods, we had no outstanding shares of preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 is not different from the ratio of earnings to fixed charges for those periods. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

Years Ended December 31	2012	2011	2010	2009	2008
Ratio of earning to fixed charges:
Excluding interest on deposits	77.9x	72.3x	52.8x	37.4x	7.0x
Including interest on deposits	9.7x	6.5x	4.5x	3.3x	2.2x

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing such shares contained in our Articles of Incorporation and Bylaws, copies of which we have previously filed with the SEC. Because it is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” for information about how to obtain copies of the Articles of Incorporation and Bylaws. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials.

Our Articles of Incorporation authorize us to issue up to 80,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. At April 18, 2013, approximately 40,530,460 shares of common stock were outstanding. As of the date of this prospectus, no class or series of preferred stock has been established.

Common stock

The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.

Except as otherwise provided by law, the holders of our common stock have the exclusive right to vote for all general purposes and for the election of directors through cumulative voting. This means each shareholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. The nominees with the highest number of votes are elected; provided, however, that our Board of Directors has adopted a policy providing that if, in the case of an uncontested election of our directors, a nominee receives a greater number of votes “withheld” than “for” his or her election, then he or she must promptly tender his or her offer of resignation to the Board of Directors, and that such resignation would become effective only if (and at such time as) the Board accepts it.

In the event of any dissolution or liquidation of the Company, after there shall have been paid to or set aside for the holders of shares of outstanding Preferred Stock, if any, the full preferential amounts to which they are entitled, the holders of outstanding shares of common stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, all shares of common stock to be issued from time to time under this prospectus will be fully paid and nonassessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common stock.

The common stock of UMB Financial Corporation is listed on The NASDAQ Global Select Market under the symbol “UMBF.”

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to issue shares of preferred stock in series, and by compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of our Board of Directors with respect to each series includes, but not be limited to, determination of the following:

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The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

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The dividend rate on the shares of such series, whether or not dividends on the shares of such series will be cumulative, and the date or dates, if any, from which dividends thereon will be cumulative;

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Whether or not the shares of such series will be redeemable, and, if redeemable, the date or dates upon or after which they will be redeemable, the amount per share payable thereon in the case of the redemption (which amount will be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including our securities or securities of another corporation;

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The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board of Directors will determine;

•	Whether the holders of shares of such series will have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

•	Whether such series will have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

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Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series; provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board of Directors will not conflict with the Articles of Incorporation or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series of preferred stock for which there are then shares outstanding.

The issuance of preferred stock, or the issuance of any rights or warrants to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The applicable prospectus supplement or other applicable offering materials will describe the specific terms as to each issuance of preferred stock, including:

•	the description or designation of the preferred stock;

•	the number of shares of preferred stock offered;

•	the voting rights, if any, of the holders of shares of preferred stock;

•	the offering price of the preferred stock;

•	whether dividends will be cumulative and, if so, the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock will accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share of preferred stock;

•	any listing of the preferred stock on a securities exchange;

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whether the preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to or on a parity as to dividend and liquidation rights with the series of preferred stock being offered; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the preferred stock.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement or other applicable offering materials will specify that fractional interest.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred stock of a specified series (including dividends, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement or other offering materials relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred stock underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

Dividends

A depositary will be required to distribute all cash dividends received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the dividend is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred stock converted or exchanged will not be entitled to dividends. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All dividends will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All dividends will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement or other applicable offering materials.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement or other applicable offering materials, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement or other applicable offering materials, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

U.S. Federal Income Tax Consequences Relating to Depositary Shares

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account, for U.S. federal income tax purposes, income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares provided in the deposit agreement;

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the tax basis of each share of preferred stock to you as an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred stock; and

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if you held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related shares of preferred stock have been redeemed;

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there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read in the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, preferred stock, depositary shares, warrants or debt securities. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement or other applicable offering materials will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement or other applicable offering materials. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement or other offering materials applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. For more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement or other offering materials which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information.”

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture”. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal of and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries. Our commercial bank subsidiaries are subject to regulatory restrictions with respect to payment of dividends.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939. The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement or Other Offering Materials

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

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the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon maturity or upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	any limits on ownership or transferability;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

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the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

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the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for conversion, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

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if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any additional amounts payable in respect of taxes or government charges or assessments;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

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the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the covenants and events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

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whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

We will describe in the applicable prospectus supplement or other offering materials the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement or other applicable offering materials.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets”. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on or additional amounts with respect to any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, continued for 30 days;

•

failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it considers such withholding of notice to be in the best interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•

the trustee shall not have received from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days of the receipt of the request and offer of indemnity.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, guarantees to or secure any series of debt securities;

•

evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•

add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake;

•

make any other provisions with respect to matters or questions arising under the indentures, provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; or

•	establish the form or terms of debt securities of any series and to make any change that does not materially adversely affect the rights of any holder of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•

change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except

•	a default in the payment of principal of or any premium or interest, or any additional amounts with respect to such series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, and interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest and any additional amounts with respect to the debt securities of the defeased series.

In the event the we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity; unless in the case of both preceding clauses:

•

the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

Except for the above restrictions, the indenture does not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service its debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, warrants and debt securities:

•	to or through underwriters or dealers or underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

The distribution of common stock, preferred stock, depositary shares, warrants and debt securities may be effected from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of common stock, preferred stock, depositary shares, warrants or debt securities, the prospectus supplement or other offering materials will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, may be engaged to sell the unsubscribed securities to third parties. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other applicable offering materials.

Any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

To the extent required, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

LEGAL MATTERS

Stinson Morrison Hecker LLP, Kansas City, Missouri, will issue an opinion about the validity of the securities. Underwriters, dealers or agents who we identify in a prospectus supplement or other applicable offering materials may have their counsel give an opinion on certain legal matters relating to the securities or the offering.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of UMB Financial Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

3,900,000 Shares

UMB FINANCIAL CORPORATION

Common Stock

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

Wells Fargo Securities

September 10, 2013